Exhibit 99.1

AMERICAN GREETINGS ANNOUNCES

FOURTH QUARTER EARNINGS,

SIGNIFICANT REFINANCING ACTIVITIES

AND

2007 GUIDANCE

•	Company reports 70 cents per share for the fourth quarter for its continuing operations with improvement driven by tax rate and lowered share count
•	Company commences refinancing activities designed to enable simultaneous spending on card business and share repurchases
•	An 8 cent quarterly cash dividend is declared

CLEVELAND (April 6, 2006) – American Greetings Corporation (NYSE: AM) today announced its results for the fourth quarter and fiscal year ended February 28, 2006, significant refinancing activities and an 8 cent per share cash dividend.

Fourth Quarter Results

For the fourth quarter of fiscal 2006, the Company reported net sales of $509.3 million, pre-tax income from continuing operations of $63.1 million and income from continuing operations of $50.6 million or 70 cents per share (all per-share amounts assume dilution). In December, the Company had anticipated fourth quarter earnings per share of 44 cents to 59 cents. The Company’s lowered fourth quarter tax rate and reduced share count were the drivers for the difference between the reported earnings per share and the anticipated earnings per share.

During the quarter, the Company decided to sell its South African business unit and as a result has categorized this business as a discontinued operation for all periods presented in its financial statements. This business unit contributed $5.4 million in net sales in the fiscal fourth quarter and $18.4 million during fiscal 2006.

Fiscal Year 2006 Results

For the fiscal year ended February 28, 2006, the Company reported net sales of $1,885.7 million, pre-tax income from continuing operations of $138.9 million and income from continuing operations of $90.1 million or $1.23 per share. Included in the $1.23 of earnings per share was a non-cash pre-tax goodwill impairment charge recorded in the third quarter of $43.2 million (after-tax of approximately $33 million) that reduced earnings per share by 42 cents. In December, the Company had anticipated full year earnings per share of $1.03 to $1.18, including the goodwill impairment charge, and $1.45 to $1.60 exclusive of the goodwill impairment charge. The Company believes that providing the earnings per share impact of the impairment charge is useful for investors who are focusing on core operating results and calculating comparability to prior periods and estimates.

Management Comments

Chief Executive Officer Zev Weiss said, “As we celebrate our 100th year as a Company, we continue to focus on the activities consumers have looked to us to provide for those 100 years: Meaningful connections to help them express and celebrate their lives. To improve our ability to enable those connections, we expect to spend almost $75 million during our 101st year. The expenditures will enhance both our product, such as the quality of our cards, and the merchandising of that product, such as the fixtures on which the product is displayed.”

Weiss added, “Besides a focus on our card business, we are significantly enhancing our capital structure to permit simultaneous expenditures in both our core card business as well as an investment in our own shares. Our objective in making these concurrent investments is to generate higher earnings per share over the long-term. We believe our shares are trading at a discount to intrinsic value. Based upon our performance and our share price, we may purchase additional shares beyond the current repurchase program.”

Financing Activities

The Company is taking the following actions to change its capital structure, the collective result of which is $1 billion of new or amended financial facilities. The following financing activities have recently been completed or will likely be completed over the next two months:

1.	Commencing an exchange offer for its convertible notes. Today, the Company is announcing an exchange offer for its $175 million par value convertible subordinated notes. The exchange will permit the Company to settle the conversion of the new notes in cash and stock, whereas the old notes were convertible only into stock. Assuming all of the notes are exchanged, the net effect on the financial statements will be to use $175 million of cash to settle, in July of 2006, a portion of the total conversion value and to reduce the dilution associated with the conversion by approximately 8 million shares.
2.	Commencing a tender offer for its $300 million of 6.1% senior notes. Today, the Company is announcing a tender offer for its 6.1% senior notes. The retirement of these notes, which are putable in August of 2008, will eliminate the refinancing risk associated with the put.
3.	Reduced its accounts receivable securitization program from $200 million to $150 million. The reduction, effective April 4th, recognizes the gradual decline in the Company’s accounts receivable.
4.	Increased its senior credit facility from $200 million to $650 million. The Company closed, on April 4th, a significant overhaul of its senior secured credit facility. The revolving credit facility was increased in size from $200 million to $350 million and a new secured $300 million delay draw term loan was added to the structure. Terms of the new facilities incorporate the Company’s improved credit profile and reflect the excellent dynamics in the loan market.
5.	Preparing to commence a senior unsecured notes offering. Within the next two months, the Company anticipates issuing $200 million of senior unsecured notes with a 10-year final maturity. If completed, proceeds from this issuance are expected to be used to finance the tender for the 6.1% notes, the other financing activities as well as for general corporate purposes.

Share Repurchases and Dividend Declaration

During the fourth fiscal quarter, the Company purchased 4.3 million shares of common stock for $93.8 million. Approximately $51 million of the share repurchase spending during the quarter was completed under a repurchase program initiated in April of 2005 and completed in January of 2006. Approximately $43 million of the share repurchase spending was completed under a second $200 million repurchase program announced in February of 2006. With an additional $52.8 million spent after the fiscal year end (during March 2006) for 2.5 million shares, the Company has repurchased about $96 million of common stock or roughly 48% of its second repurchase program.

The Company’s Board of Directors authorized a cash dividend of 8 cents per share to be paid on May 1, 2006 to shareholders of record at the close of business on April 21, 2006.

Management Outlook

For fiscal 2007, the Company is projecting earnings per share to be between 80 cents and $1.00. The Company has included in its estimate a $74 million expenditure in its card business, the completion of its second $200 million share repurchase program, the completion of its exchange offer for its convertible subordinated notes, the completion of its tender offer for its 6.1% senior notes and the issuance of $200 million of new 10-year senior unsecured notes. The estimate includes the amortization of deferred financing costs, but not one-time costs such as premium payments related to the financing activities. Also included in the estimate is the anticipated expense for stock options as required upon the adoption of a new accounting rule known as FAS 123R. The adoption of the new rule is expected to reduce diluted earnings per share by approximately 7 to 9 cents.

Conference Call on the Web

American Greetings will broadcast its conference call live on the Internet at 9:30 a.m. Eastern time today. The conference call will be accessible through the Investor Relations section of the American Greetings Web site at http://investors.americangreetings.com. A replay of the call will be available on the site.

About American Greetings Corporation

American Greetings Corporation (NYSE: AM) is one of the world’s largest manufacturers of social expression products. Along with greeting cards, its product lines include gift wrap, party goods, candles, stationery, calendars, educational products, ornaments and electronic greetings. Located in Cleveland, Ohio, American Greetings generates annual net sales of approximately $1.9 billion. For more information on the Company, visit http://corporate.americangreetings.com.

###

CONTACT:

Stephen J. Smith

VP, Treasurer and Investor Relations

American Greetings Corporation

216-252-4864

investor.relations@amgreetings.com

Certain statements in this release, including those under “Management Comments” and “Financing Activities” may constitute forward-looking statements within the meaning of the Federal securities laws. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. These forward-looking statements are based on currently available information, but are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and may be beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include, but are not limited to, the following:

•	the timing and impact of the changes that the Company plans to make to its capital structure, including the ability to successfully (1) exchange the Company’s existing convertible subordinated notes for new convertible subordinate notes, (2) repurchase the Company’s 6.1% senior notes, or (3) raise additional financing on terms favorable to the Company by issuing senior notes;

•	the timing and impact of investments in new retail or product strategies as well as new product introductions and achieving the desired benefits from those investments;

•	the ability to execute share repurchase programs or the ability to achieve the desired accretive effect from such repurchases;

•	retail bankruptcies, consolidations and acquisitions, including the possibility of resulting adverse changes to retail contract terms;

•	a weak retail environment;

•	consumer acceptance of products as priced and marketed;

•	the impact of technology on core product sales;

•	competitive terms of sale offered to customers;

•	successful implementation of supply chain improvements and achievement of projected cost savings from those improvements;

•	increases in the cost of material, energy and other production costs;

•	the Company’s ability to comply with its debt covenants;

•	fluctuations in the value of currencies in major areas where the Company operates, including the U.S. Dollar, Euro, U.K. Pound Sterling, and Canadian Dollar;

•	escalation in the cost of providing employee health care;

•	successful integration of acquisitions; and

•	the outcome of any legal claims known or unknown.

Risks pertaining specifically to AG Interactive include the viability of online advertising, subscriptions as revenue generators and the public’s acceptance of online greetings and other social expression products and the ability of the mobile division to compete effectively in the wireless content aggregation market.

In addition, this release contains time-sensitive information that reflects management’s best analysis as of the date of this release. American Greetings does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in the Company’s periodic filings with the Securities and Exchange Commission.

AMERICAN GREETINGS CORPORATION

FOURTH QUARTER CONSOLIDATED STATEMENT OF INCOME

FISCAL YEAR ENDED FEBRUARY 28, 2006

(In thousands of dollars except share and per share amounts)

	(Unaudited) Quarter Ended February 28,		Year Ended February 28,
	2006	2005	2006	2005
Net sales	$509,276	$485,505	$1,885,701	$1,883,367

Costs and expenses:
Material, labor and other production costs	222,922	241,469	850,158	895,110
Selling, distribution and marketing	172,592	185,932	637,496	648,120
Administrative and general	67,156	65,774	245,608	249,984
Goodwill impairment	—	—	43,153	—
Interest expense	8,460	8,808	35,124	79,397
Other income - net	(24,911)	(43,891)	(64,773)	(96,069)

Total costs and expenses	446,219	458,092	1,746,766	1,776,542

Income from continuing operations before income tax expense	63,057	27,413	138,935	106,825
Income tax expense	12,427	6,286	48,810	37,328

Income from continuing operations	50,630	21,127	90,125	69,497
(Loss) income from discontinued operations, net of tax	(8,836)	243	(5,749)	25,782

Net income	$41,794	$21,370	$84,376	$95,279

Earnings per share - basic:
Income from continuing operations	$0.81	$0.31	$1.37	$1.01
(Loss) income from discontinued operations	(0.14)	—	(0.09)	0.38

Net income	$0.67	$0.31	$1.28	$1.39

Earnings per share - assuming dilution:
Income from continuing operations	$0.70	$0.28	$1.23	$0.94
(Loss) income from discontinued operations	(0.12)	—	(0.07)	0.31

Net income	$0.58	$0.28	$1.16	$1.25

Average number of common shares outstanding	62,736,831	69,008,342	65,965,024	68,545,432

Average number of common shares outstanding - assuming dilution	75,681,656	82,494,966	79,226,384	82,016,835

Dividends declared per share	$0.08	$0.06	$0.32	$0.12

AMERICAN GREETINGS CORPORATION

FOURTH QUARTER CONSOLIDATED STATEMENT OF FINANCIAL POSITION

FISCAL YEAR ENDED FEBRUARY 28, 2006

(In thousands of dollars)

	February 28,
	2006	2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$213,613	$247,799
Short-term investments	208,740	208,740
Trade accounts receivable, net	142,087	182,084
Inventories	217,318	218,711
Deferred and refundable income taxes	154,327	193,497
Assets of businesses held for sale	12,990	25,415
Prepaid expenses and other	213,067	204,245

Total current assets	1,162,142	1,280,491

GOODWILL	203,599	267,527
OTHER ASSETS	549,162	639,361

Property, plant and equipment - at cost	953,981	984,206
Less accumulated depreciation	649,922	647,378

PROPERTY, PLANT AND EQUIPMENT - NET	304,059	336,828

	$2,218,962	$2,524,207

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Debt due within one year	$174,792	$—
Accounts payable	126,061	140,930
Accrued liabilities	82,354	116,819
Accrued compensation and benefits	94,073	95,144
Income taxes	16,887	38,777
Liabilities of businesses held for sale	3,016	5,038
Other current liabilities	86,857	79,549

Total current liabilities	584,040	476,257

LONG-TERM DEBT	300,516	486,087
OTHER LIABILITIES	91,497	137,868
DEFERRED INCOME TAXES	22,884	37,215

SHAREHOLDERS’ EQUITY
Common shares - Class A	56,130	64,867
Common shares - Class B	4,218	4,160
Capital in excess of par value	398,505	368,777
Treasury stock	(676,436)	(445,618)
Accumulated other comprehensive income	9,823	29,039
Retained earnings	1,427,785	1,365,555

Total shareholders’ equity	1,220,025	1,386,780

	$2,218,962	$2,524,207

AMERICAN GREETINGS CORPORATION

FOURTH QUARTER CONSOLIDATED STATEMENT OF CASH FLOWS

FISCAL YEAR ENDED FEBRUARY 28, 2006

(In thousands of dollars)

	Year Ended February 28,
	2006	2005
OPERATING ACTIVITIES:
Net income	$84,376	$95,279
Loss (income) from discontinued operations	5,749	(25,782)

Income from continuing operations	90,125	69,497
Adjustments to reconcile to net cash provided by operating activities:
Goodwill impairment	43,153	—
Gain on sale of investment	—	(3,095)
Loss on fixed assets	4,355	1,499
Loss on extinguishment of debt	863	39,056
Depreciation and amortization	54,222	56,292
Deferred income taxes	23,604	(9,454)
Other non-cash charges	7,219	7,956
Changes in operating assets and liabilities, net of acquisitions:
Decrease in trade accounts receivable	33,399	55,725
(Increase) decrease in inventories	(211)	23,201
Increase in other current assets	(13,533)	(15,595)
Decrease in deferred costs - net	61,305	107,337
(Decrease) increase in accounts payable and other liabilities	(33,171)	28,624
Other - net	6,066	5,175

Cash Provided by Operating Activities	277,396	366,218

INVESTING ACTIVITIES:
Property, plant and equipment additions	(46,188)	(47,243)
Proceeds from sale of fixed assets	11,416	5,756
Proceeds from sale of discontinued operations	—	77,000
Cash payments for business acquisitions	(15,315)	(25,178)
Proceeds from sale of short-term investments	1,733,470	297,660
Purchases of short-term investments	(1,733,470)	(506,400)
Investment in corporate owned life insurance	956	(809)
Other - net	(12,020)	2,827

Cash Used by Investing Activities	(61,151)	(196,387)

FINANCING ACTIVITIES:
Reduction of long-term debt	(10,782)	(216,417)
Sale of stock under benefit plans	27,068	40,114
Purchase of treasury shares	(244,642)	(24,080)
Dividends to shareholders	(21,184)	(8,264)

Cash Used by Financing Activities	(249,540)	(208,647)

DISCONTINUED OPERATIONS:
Cash provided (used) by operating activities from discontinued operations	335	(484)
Cash provided (used) by investing activities from discontinued operations	698	(1,914)

Cash Provided (Used) by Discontinued Operations	1,033	(2,398)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(1,924)	4,270

DECREASE IN CASH AND CASH EQUIVALENTS	(34,186)	(36,944)

Cash and Cash Equivalents at Beginning of Year	247,799	284,743

Cash and Cash Equivalents at End of Year	$213,613	$247,799